Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2008

Calabasas Hills, CA – October 23, 2008 –The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2008, which ended on September 30, 2008.

Total revenues increased approximately 8% to $405.1 million in the third quarter of fiscal 2008 from $375.5 million in the prior year third quarter. Net income and diluted net income per share were $11.8 million and $0.19, respectively.

Operating Results

Comparable restaurant sales decreased approximately 4.8% in the third quarter of fiscal 2008 from the third quarter of the prior year, in-line with the Company’s previously announced expectations.

By concept, comparable restaurant sales decreased an estimated 4.7% and 5.1% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the third quarter of fiscal 2008 from the third quarter of the prior year.

“Guest traffic remained stable during the third quarter relative to the second quarter despite a significantly more difficult period for most of the restaurant industry stemming from high viewership events taking place during the quarter—including the Olympics, political conventions and presidential debate—coupled with the hurricanes and the impact on consumer sentiment from developments in the global financial markets,” said David Overton, Chairman and CEO. “Our earnings were also pressured by spikes in commodity and utility costs, which have begun to moderate as food and energy costs come off of the highest levels we have seen this year.”

“With a strong balance sheet, significant amount of free cash flow and concepts that are both relevant and appealing to guests, we are well positioned to weather the challenging operating environment. We will continue to manage our business for the long-term, with a near-term focus on stimulating sales and controlling costs,” concluded Overton.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Stock Repurchases

The Company repurchased approximately 4.3 million shares of its common stock during the third quarter of fiscal 2008 at a total cost of approximately $66 million, as part of its previously announced fiscal 2008 business plan, which included planned share repurchases of between $150 million and $200 million. The Company temporarily suspended its stock repurchase authorization and terminated its stock repurchase plan on October 16, 2008. In aggregate, the Company repurchased 9.6 million shares of its common stock at a total cost of approximately $172 million in fiscal 2008.

Targeted New Restaurant Openings

The Company anticipates opening two Cheesecake Factory restaurants in the fourth quarter of fiscal 2008, one of which opens today in Towson, Maryland. In total, the Company will open seven new restaurants in fiscal 2008, in-line with its expectations.

Conference Call and Webcast

A conference call to review the results for the third quarter of fiscal 2008 will be held on Thursday, October 23, 2008 at 2:00 p.m. Pacific Time. The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through November 22, 2008. To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry. The Company operates 144 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million. Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007. The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products. Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark. For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to macro national and regional economic and credit market conditions, rising unemployment, public safety conditions, adverse weather and other factors outside of the Company’s control that impact consumer confidence and spending . Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to additional risks and uncertainties due to conditions discussed above and other factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	September 30, 2008		October 2, 2007		September 30, 2008		October 2, 2007
		Percent of		Percent of		Percent of		Percent of
Consolidated Statements of Operations	Amounts	Revenue	Amounts	Revenue	Amounts	Revenue	Amounts	Revenue
Revenues	$405,116	100.0%	$375,536	100.0%	$1,206,053	100.0%	$1,105,286	100.0%
Costs and expenses:
Cost of sales	104,177	25.7%	92,849	24.7%	309,456	25.7%	274,692	24.9%
Labor expenses	134,724	33.2%	120,798	32.2%	400,439	33.2%	360,334	32.6%
Other operating costs and expenses	103,664	25.6%	89,551	23.9%	295,805	24.5%	259,544	23.5%
General and administrative expenses	21,360	5.3%	19,993	5.3%	61,914	5.1%	59,702	5.4%
Depreciation and amortization expenses	18,055	4.5%	15,844	4.2%	54,509	4.5%	46,867	4.2%
Preopening costs	2,113	0.5%	8,668	2.3%	9,218	0.8%	15,476	1.4%
Total costs and expenses	384,093	94.8%	347,703	92.6%	1,131,341	93.8%	1,016,615	92.0%
Income from operations	21,023	5.2%	27,833	7.4%	74,712	6.2%	88,671	8.0%
Interest expense	(3,880)	(1.0)%	(2,988)	(0.8)%	(11,499)	(1.0)%	(7,093)	(0.7)%
Interest income	410	0.1%	1,151	0.3%	1,528	0.1%	4,181	0.4%
Other (expense)/income, net	(142)	0.0%	277	0.1%	(256)	0.0%	816	0.1%
Income before income taxes	17,411	4.3%	26,273	7.0%	64,485	5.3%	86,575	7.8%
Income tax provision	5,628	1.4%	7,749	2.1%	19,272	1.6%	25,937	2.3%
Net income	$11,783	2.9%	$18,524	4.9%	$45,213	3.7%	$60,638	5.5%

Basic net income per share	$0.19		$0.26		$0.69		$0.83
Basic weighted average shares outstanding	62,339		71,395		65,308		73,401

Diluted net income per share	$0.19		$0.26		$0.69		$0.81
Diluted weighted average shares outstanding	62,490		72,336		65,591		74,483

Selected Segment Information
Revenues:	$390,849		$362,435		$1,162,137		$1,064,797
Restaurants	27,457		26,096		81,276		76,536
Bakery	(13,190)		(12,995)		(37,360)		(36,047)
Intercompany bakery sales	$405,116		$375,536		$1,206,053		$1,105,286

Income from operations:
Restaurants	$40,069		$45,105		$128,644		$140,464
Bakery	2,744		3,897		8,790		11,700
Corporate	(21,790)		(21,169)		(62,722)		(63,493)
	$21,023		$27,833		$74,712		$88,671

Selected Consolidated Balance Sheet Information	September 30, 2008	January 1, 2008
Cash and cash equivalents	$55,011	$36,867
Investments and marketable securities	949	12,362
Total assets	1,092,876	1,145,753
Long-term debt	275,000	175,000
Total liabilities	634,451	582,827
Stockholders’ equity	458,425	562,926

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Supplemental Information	September 30, 2008	October 2, 2007	September 30, 2008	October 2, 2007
Comparable restaurant sales percentage change (1)	-4.8%	1.2%	-3.7%	0.9%
Restaurants opened during period	0	7	5	10
Restaurants open at period-end (2)	157	142	157	142
Restaurant operating weeks (2)	2,041	1,780	6,034	5,240

(1) Includes The Cheesecake Factory and Grand Lux Cafe

(2) Includes The Cheesecake Factory, Grand Lux Cafe and RockSugar Pan Asian Kitchen

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